Exhibit 10.26

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: April 11, 2022

$1,111,111.11

10% ORIGINAL ISSUE DISCOUNT SENIOR SECURED NOTE

Due April 11, 2023

THIS 10% ORIGINAL ISSUE DISCOUNT SENIOR SECURED NOTE is one of a series of duly authorized and validly issued 10% Original Issue Discount Senior Secured Notes of Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, designated as its 10% Original Issue Discount Senior Secured Note due April 11, 2023 (this Note, the “ Note” and, collectively with the other Notes of such series, the “Notes”). The Notes shall be convertible into shares of common stock of in the Company in accordance with the terms of the Notes.

This Note is entered into pursuant to a Securities Purchase Agreement by and between the Company, and the Holder, dated as of the Original Issue Date (the “Purchase Agreement”) and is subject to the terms and conditions herein and therein.

FOR VALUE RECEIVED, the Company promises to pay to PURITAN PARTNERS LLC, a New York limited liability company, or its registered assigns (the “ Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $ 1,111,111.11 on April 11, 2023 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the following meanings below.

(a)	“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof , (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof or makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof , by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(b)	“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).

(c)	“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d)	“Buy-In” shall have the meaning set forth in Section 4(d)(v).

(e)	“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than a group including Christer Rosén of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors on the date hereof), (v) either Christer Rosén or Marshall Hayward shall no longer be employed by the Company as Chief Executive Officer or Chief Scientific Officer, respectively, on a full time basis, or (vi)the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (v) above.[1]

(f)	“Closing Bid Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(g)	“Conversion Date” shall have the meaning set forth in Section 4(a).

(h)	“Conversion Shares” means, collectively, the shares of common stock, of the Company issuable upon conversion of this Note in accordance with the terms hereof.

(i)	“Event of Default” shall have the meaning set forth in Section 7(a).

(j)	“Interest Payment Date” shall have the meaning set forth in Section 2(a).

(k)	“Late Fees” shall have the meaning set forth in Section 2(c).

(l)	“Mandatory Default Amount” means the sum of (a) 125% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest through maturity and (c) all liquidated damages and other amounts due in respect of the Note.

(m)	“Monthly Redemption” means the redemption of this Note pursuant to Section 5(b).

(n)	“Monthly Redemption Amount” means, as to a Monthly Redemption, one seventh of the original principal amount at 110% of such principal amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note.

(o)	“Monthly Redemption Date” means the eleventh of each month, commencing immediately upon October 11, 2022 and terminating upon the full redemption of this Note.

(p)	“New York Courts” shall have the meaning set forth in Section 8(d).

(q)	“Note Register” shall have the meaning set forth in Section 2(b).

(r)	“Notice of Conversion” shall have the meaning set forth in Section 4(a).

(s)	“Optional Redemption” shall have the meaning set forth in Section 5(a).

(t)	“Optional Redemption Amount” means at 120% of the principal amount thereof plus any unpaid accrued interest to the date of repayment and all other liquidated and other amounts due if paid within the first six months, or at 125% of the principal amount thereof plus any unpaid accrued interest to the date of repayment and all other liquidated and other amounts due if paid between six and twelfth months of the term.

(u)	“Optional Redemption Date” shall have the meaning set forth in Section 5(a).

(v)	“Optional Redemption Notice” shall have the meaning set forth in Section 5(a).

(w)	“Optional Redemption Notice Date” shall have the meaning set forth in Section 5(a).

(x)	“Optional Redemption Period” shall have the meaning set forth in Section 5(a).

(y)	“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

(z)	“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes (excluding any Notes issued pursuant to most favored nations or similar provisions), (b) lease obligations and purchase money indebtedness of up to $50,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets; (c) indebtedness outstanding on the Issue Date as disclosed in the Disclosure Schedules to the Purchase Agreement; and (d) unsecured indebtedness incurred in the ordinary course of business not to exceed $50,000 at any one time outstanding that is not senior or pari passu in right of payment with the Notes.

(aa)	“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, provided in the case of clause (b) that such Liens are not secured by assets of the Company other than the assets so acquired or leased.

(bb)	“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 11, 2022 between the Company, and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

(cc)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(dd)	“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

(ee)	“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

(ff)	“Trading Day” means a day on which the New York Stock Exchange is open for business.

Section 2. Interest.

(a)	Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable monthly, commencing on the 11th calendar day of each month, beginning on May 11, 2022, on each Monthly Redemption Date (as to that principal amount then being redeemed), each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.

(b)	Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

(c)	Late Fee. In addition to all other amounts required to be paid to Holder hereunder, all overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such principal and interest is due hereunder through and including the date of actual payment in full.

Section 3. Registration of Transfers and Exchanges.

(a)	Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)	Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)	Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a)	Voluntary Conversion. The provisions of this Section 4 shall only apply to conversions made after an Event of Default pursuant to Section 7(b) hereof. Upon an Event of Default, this Note shall be convertible, in whole or in part, into shares of common stock of the Company (the “Common Stock”) at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)	Conversion Price. The conversion price of any conversions pursuant to this Note shall be as set forth in Section 7(b) hereof.

(c)	Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company , may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this Section 4(c) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(d)	Mechanics of Conversion.

(i)	Conversion Shares Issuable Upon Conversion of Principal Amount. Subject to Section 4(d)(vii) the number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

(ii)	Delivery of Certificate Upon Conversion. Not later than two Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the time that the Conversion Shares are registered for resale pursuant to the provisions of the Purchase Agreement shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. Such shares shall also be delivered by the Share Delivery Date free of restrictive legends and trading restrictions if (1) such Conversion Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (2) the Holder provides to Company (at the expense of the Company) a customary legal opinion letter of its counsel to the effect that the resale of the Conversion Shares by the Holder is exempt from the registration requirements of the Securities Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the Securities Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied), which opinion shall be accepted by the Company so that the sale or transfer is effected. On or after the time that the Conversion Shares are registered for resale pursuant to the provisions of the Purchase Agreement, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(iii)	Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the second Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

(iv)	Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, of $1,000 for each Trading Day after such third Trading Day until such certificates are delivered. In addition, if the Company fails to deliver instructions to the Transfer Agent by the day required above, the Company shall be required to pay an additional amount in cash, as liquidated damages and not as a penalty, of $1,000 for each date until such notice is given to the Transfer Agent as required. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)	Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(vi)	Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note , as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than three times the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) issuable (taking into account the adjustments and restrictions thereunder ) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

(vii)	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii)	Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall be responsible for all charges of the Transfer Agent in connection with the conversion of the Notes as well as charges incurred for legal opinions in connection with such conversions.

Section 5. Redemption; Automatic Conversion.

(a)	Optional Redemption at Election of Company. Subject to the provisions of this Section 5(a), at any time after the Original Issue Date, the Company may, deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding principal amount of this Note for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(b)	Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem a portion of the Note equal to the Monthly Redemption Amount (the “Monthly Redemption”) at 110% of the principal amount thereof plus accrued and unpaid interest and all other amounts to the redemption date. The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash.

(c)	Redemption Procedure. The payment of cash pursuant to an Optional Redemption or a Monthly Redemption shall be payable on the Optional Redemption Date and Monthly Redemption Date, as applicable. If any portion of the payment pursuant to an Optional Redemption or Monthly Redemption shall not be paid by the Company by the applicable due date, an Event of Default shall be deemed to have occurred under this Note. Notwithstanding anything to the contrary in this Section 5, the Company’s determination to redeem in cash shall be applied ratably among the Holders of Notes.

(d)	Fractional Shares. No fractional shares are to be issued upon the conversion of this Note, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. To the extent that rounding up to the nearest whole number would result in a violation of Section 4(d)(vi), the Company shall pay the applicable converting Holder an amount in cash equal to the fractional share amount multiplied by the Closing Bid Price for the Common Stock on the such date of conversion.

(e)	Mandatory Prepayment. The Company shall be required to offer to prepay in cash the aggregate principal amount of the Notes at 120% of the principal amount thereof plus any unpaid accrued interest to the prepayment date if within the first six months or at 125% of the principal amount thereof plus accrued interest to the prepayment date if on or after the six month anniversary, on the sale of all or substantially all of the assets of the Company or its subsidiaries, taken as a whole, or upon a Change of Control, on upon a Qualified Offering, and at Maturity. Such payment shall be made on the date of each of the events specified above and in each case the Company shall if practical have provided 20 days’ notice to Holders.

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

(a)	other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)	other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned either individually or jointly or hereafter acquired or any interest therein or any income or profits therefrom, including without limitation any of its intellectual property or otherwise pledge, dispose of or sublicense or consent to the assignment any of its intellectual property;

(c)	amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d)	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents of the Company or its Subsidiaries other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of Company departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Note;

(e)	repay, repurchase or offer to repay, repurchase or otherwise acquire, or make any principal, interest or amortization payment on any Indebtedness (including the Company’s Convertible Promissory Notes due July 2022), other than the Notes if on a pro-rata basis; provided that the foregoing shall not prevent the Company from repaying indebtedness incurred in the ordinary course business pursuant to clause (c) or (d) of Permitted Indebtedness (other than indebtedness owing to officers, directors, employees or affiliates of the Company and its Subsidiaries and other than the existing convertible notes) in accordance with its terms;

(f)	pay cash dividends or distributions on any equity securities of the Company or its subsidiaries;

(g)	other than payment of customary salaries, bonuses benefits, to officers, directors or employees of the Company and its Subsidiaries pursuant to agreements in effect on the Issue Date, enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval), provided, that any transaction in excess of $50,000 shall require the approval of the Holder;

(h)	commence a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, or (ii) make a general assignment for the benefit of creditors, (iii) call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing; or

(i)	enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

(a)	“Event of Default” means, wherever used herein, any of the following events occurring on or after the issuance of this Note (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

(ii)	the Company, any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

(iii)	a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B)) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated or (C) any indebtedness for borrowed money in excess of $100,000;

(iv)	any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)	the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(vi)	after the Qualified Offering, the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

(vii)	after the Qualified Offering, the Company does not meet the current public information requirements under Rule 144 and/or the Investor is not able to sell and of the shares underlying the Note pursuant to Rule 144 or otherwise as a result of any actions or inactions of the Company;

(viii)	any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary, or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

(ix)	any of the worldwide license agreement with Aquanova AG, the agreement with Murdoch Children’s Research Institute in Melbourne Australia, or the agreement with the National Institute on Aging shall have been modified in a manner materially adversely to the Holder.

(b)	Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. At Holder’s option, it shall be entitled to be paid all such amounts due including late fees, if any, in cash or from time to time after the Qualified Offering in common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior Trading Days. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

(a)	Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service, addressed to the Company or the Holder in accordance with the notice provisions of the Purchase Agreement.

(b)	Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c)	Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, except to the extent that the laws of the State of Delaware are required by the Delaware General Corporation Law to apply to the issuance of any shares of Common Stock, in which case such laws shall apply. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, then it shall be reimbursed by the Company for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)	Waiver; Amendment. Any waiver by the Company, or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company, or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company, or the Holder must be in writing. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

(f)	Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(i)	Assumption. Any successor to the Company or any surviving entity of a merger with the Company shall (i) assume, prior to such merger, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 8(i) shall apply similarly and equally to successive mergers and shall be applied without regard to any limitations of this Note.

(j)	Senior Secured Obligation. The Note is a senior obligation of the Company. The obligations of the Company under this Note are secured by a first lien on all of the current and future assets of the Company, in each case pursuant to the Security Agreement, dated as of the date hereof between the Company and Holder and the IP Security Agreement between the Company and the Holder.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

JUPITER NEUROSCIENCES, INC.

By:	/s/ Christer Rosén
Name:	Christer Rosén
Title:	CEO

Facsimile No. for delivery of Notices:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Senior Secured Note of Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), due on April 11, 2023, into shares of common stock, of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4(c) of this Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Notes to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____________of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

The 10% Original Issue Discount Senior Secured Note due on April 11, 2023 in the original principal amount of $1,111,111.11 is issued by Jupiter Neurosciences, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent To Conversion (or original Principal Amount)	Company Attest

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